EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2023 RESULTS
•Reported fourth-quarter 2023 Net income attributable to limited partners of $281.6 million, generating fourth-quarter Adjusted EBITDA(1) of $570.7 million.
•Reported full-year 2023 Net income attributable to limited partners of $998.5 million, generating full-year Adjusted EBITDA(1) of $2.069 billion, and exceeding the revised full-year 2023 Adjusted EBITDA range of $1.950 billion to $2.050 billion.
•Reported fourth-quarter 2023 Cash flows provided by operating activities of $473.3 million, generating fourth-quarter Free cash flow(1) of $282.0 million.
•Reported full-year 2023 Cash flows provided by operating activities of $1.661 billion, generating full-year Free cash flow(1) of $964.2 million, and falling within the full-year 2023 Free cash flow guidance range of $900.0 million to $1.000 billion.
•Announced a fourth-quarter Base Distribution of $0.575 per unit, which is consistent with the third-quarter Base Distribution, or $2.30 on an annualized basis.
HOUSTON—(PR NEWSWIRE)—February 21, 2024 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced fourth-quarter and full-year 2023 financial and operating results. Net income (loss) attributable to limited partners for the fourth quarter of 2023 totaled $281.6 million, or $0.74 per common unit (diluted), with fourth-quarter 2023 Adjusted EBITDA(1) totaling $570.7 million. Fourth-quarter Adjusted EBITDA(1) includes approximately $20.4 million of positive revenue recognition adjustments associated with our cost-of-service agreements in South Texas and on our DJ Basin oil system. Fourth-quarter 2023 Cash flows provided by operating activities totaled $473.3 million, and fourth-quarter 2023 Free cash flow(1) totaled $282.0 million.
Net income (loss) attributable to limited partners for full-year 2023 totaled $998.5 million, or $2.60 per common unit (diluted), with full-year 2023 Adjusted EBITDA(1) totaling $2.069 billion. Full-year 2023 Cash flows provided by operating activities totaled $1.661 billion, and full-year 2023 Free cash flow(1) totaled $964.2 million.

FOURTH-QUARTER AND FULL-YEAR 2023 HIGHLIGHTS
•Achieved record annual natural-gas throughput of 4.4 Bcf/d, representing a 5-percent year-over-year increase(2), in-line with our revised 2023 expectations of mid-single-digits growth.
•Gathered record annual crude-oil and NGLs throughput of 652 MBbls/d, representing a 7-percent year-over-year increase(3), exceeding our 2023 expectations of low-single-digits growth.
•Gathered record annual produced-water throughput of 1,009 MBbls/d, representing a 21-percent year-over-year increase, exceeding our revised 2023 expectations of upper-teens growth.
•Achieved year-over-year throughput growth across all products in the Delaware Basin of 11-percent, 8-percent, and 21-percent, for natural gas, crude oil and NGLs, and produced water, respectively.
•Sanctioned the 250 MMcf/d North Loving processing plant in May 2023, and materially progressed construction of the 300 MMcf/d Mentone III processing train, both of which are underpinned by commercial agreements containing either acreage dedications or significant minimum-volume commitments.
•Announced and closed the acquisition of Meritage Midstream Services II, LLC (“Meritage”), expanding WES’s position to the largest gathering and processing footprint in the Powder River Basin.
•Executed on our capital return framework by returning $978.4 million in distributions, inclusive of two Base Distribution increases and the payment of our first Enhanced Distribution, and $134.6 million in unit repurchases, which represents approximately 15-percent of WES’s unaffected common unit count since becoming a standalone entity in early 2020.
•Obtained full investment-grade ratings in May 2023 and raised $1.350 billion through two bond offerings to partially fund the Meritage acquisition, refinance existing borrowings, and enhance the partnership’s overall liquidity.
On February 13, 2024, WES paid its fourth-quarter 2023 per-unit Base Distribution of $0.575, consistent with the Partnership’s third-quarter Base Distribution. Fourth-quarter and full-year 2023 Free cash flow(1) after distributions totaled $58.6 million and negative $14.2 million, respectively. Fourth-quarter and full-year 2023 capital expenditures(4) totaled $180.7 million and $739.1 million, respectively.
Fourth-quarter 2023 natural-gas throughput(5) averaged 4.9 Bcf/d, representing a 9-percent sequential-quarter increase(2). Fourth-quarter 2023 throughput for crude-oil and NGLs assets(5) averaged 702 MBbls/d, representing a 5-percent sequential-quarter increase(3). Fourth-quarter 2023 throughput for produced-water assets(5) averaged 1,054 MBbls/d, representing a 2-percent sequential-quarter decrease.

Full-year 2023 natural-gas throughput(5) averaged 4.4 Bcf/d, representing a 5-percent year-over-year increase(2). Full-year 2023 throughput for crude-oil and NGLs assets(5) averaged 652 MBbls/d, representing a 7-percent year-over-year increase(3). Full-year 2023 throughput for produced-water assets(5) averaged 1,009 MBbls/d, representing a 21-percent year-over-year increase.
“2023 was a successful, pivotal year for WES as we achieved operated throughput growth of approximately 7-percent, 5-percent, and 21-percent for natural gas, crude-oil and NGLs, and produced water, respectively. We also continued to diversify our asset and customer base through accretive M&A in the Powder River Basin, all while returning $1.113 billion to unitholders through our capital-return framework. Our ability to successfully capture significant Delaware Basin throughput growth, efficiently expand our asset footprint, and maintain cost and capital discipline, positions WES to enter 2024 on solid financial footing with significant operational tailwinds,” said Michael Ure, President and Chief Executive Officer.
“Focusing on the Delaware Basin, this was an extremely successful year for WES as throughput increased across all three products resulting in record annual throughput from the basin for our partnership. We also extended the duration of our agreements and our firm-processing commitments with Occidental through 2035 and continued to diversify our customer base in the basin by adding 12 new third-party customers across our natural-gas and produced-water businesses. These accomplishments have resulted in meaningful growth and have helped WES grow its natural-gas volumes at a rate more than double the rate of throughput growth in the basin since early 2021. Our commercial successes were the primary drivers behind the sanctioning of both Mentone III and the North Loving plant, which together will increase our total operated processing capacity in the basin by 34-percent compared to year-end 2023 and maintain WES’s position as one of the top natural-gas processors in the Delaware Basin. In addition to advancing our strong Delaware Basin position, we remained focused on growing the entirety of our business. Our expansion in the Powder River Basin and volume growth expectations in the DJ Basin place our partnership in a position of strength as we enter 2024,” Mr. Ure continued.
“Additionally, concurrent with this release, we are announcing that we have entered into a series of agreements to sell WES’s equity interests in multiple non-core assets for aggregate proceeds of $790.0 million and for an aggregate multiple of approximately 9.6 times 2023 Adjusted EBITDA. These divestitures are in line with our strategy of divesting non-core, non-operated assets and redeploying that capital into our operated asset base with the goal of driving operational efficiencies alongside throughput growth and creating incremental value for our unitholders,” concluded Mr. Ure.

CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, February 22, 2024, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss its fourth-quarter and full-year 2023 results. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A small number of phone lines are available for analysts; individuals should dial 888-390-0546 (Domestic) or 617-892-4906 (International) ten to fifteen minutes before the scheduled conference call time. A replay of the live audio webcast can be accessed on the Partnership’s website at www.westernmidstream.com for one year after the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
FILING OF ANNUAL REPORT ON FORM 10-K
Today WES announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with the Securities and Exchange Commission. A copy of the report is available for viewing and downloading on the Western Midstream website at www.westernmidstream.com. Unitholders may request hard copies of the report, which contains WES’s audited financial statements, free of charge, by emailing investors@westernmidstream.com, or by submitting a written request to Western Midstream Partners, LP at the following address: 9950 Woodloch Forest Drive, Suite 2800, The Woodlands, TX 77380, Attention: Western Midstream Investor Relations.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; the successful closing of the divestitures noted above; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)For the quarter- and year-ended December 31, 2023, includes an average of 331 MMcf/d and 83 MMcf/d, respectively, of throughput associated with the Meritage acquisition in the fourth quarter of 2023.
(3)For the quarter- and year-ended December 31, 2022, excludes an average of 27 MBbls/d and 65 MBbls/d, respectively, of throughput associated with the sale of Cactus II in the fourth quarter of 2022. For the quarter and year-ended December 31, 2023, includes an average of 20 MBbls/d and 5 MBbls/d, respectively, of throughput associated with the Meritage acquisition in the fourth quarter of 2023.
(4)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(5)Represents total throughput attributable to WES, which excludes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

# # #
Source: Western Midstream Partners, LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2023	2022	2023	2022
Revenues and other
Service revenues – fee based	$763,837	$647,948	$2,768,757	$2,602,053
Service revenues – product based	49,515	46,971	191,727	249,692
Product sales	44,688	84,268	145,024	399,023
Other	168	250	968	953
Total revenues and other	858,208	779,437	3,106,476	3,251,721
Equity income, net – related parties	36,120	44,095	152,959	183,483
Operating expenses
Cost of product	40,803	92,663	164,598	420,900
Operation and maintenance	200,426	166,923	762,530	654,566
General and administrative	73,060	49,382	232,632	194,017
Property and other taxes	16,497	18,065	56,458	78,559
Depreciation and amortization	165,187	151,910	600,668	582,365
Long-lived asset and other impairments	4	20,491	52,884	20,585
Total operating expenses	495,977	499,434	1,869,770	1,950,992
Gain (loss) on divestiture and other, net	(6,434)	104,560	(10,102)	103,676
Operating income (loss)	391,917	428,658	1,379,563	1,587,888
Interest expense	(97,622)	(84,606)	(348,228)	(333,939)
Gain (loss) on early extinguishment of debt	—	—	15,378	91
Other income (expense), net	2,862	1,486	5,679	1,603
Income (loss) before income taxes	297,157	345,538	1,052,392	1,255,643
Income tax expense (benefit)	1,405	504	4,385	4,187
Net income (loss)	295,752	345,034	1,048,007	1,251,456
Net income (loss) attributable to noncontrolling interests	7,398	8,710	25,791	34,353
Net income (loss) attributable to Western Midstream Partners, LP	$288,354	$336,324	$1,022,216	$1,217,103
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$288,354	$336,324	$1,022,216	$1,217,103
General partner interest in net (income) loss	(6,724)	(7,747)	(23,684)	(27,541)
Limited partners’ interest in net income (loss)	$281,630	$328,577	$998,532	$1,189,562
Net income (loss) per common unit – basic	$0.74	$0.85	$2.61	$3.01
Net income (loss) per common unit – diluted	$0.74	$0.85	$2.60	$3.00
Weighted-average common units outstanding – basic	379,517	384,885	383,028	394,951
Weighted-average common units outstanding – diluted	381,140	386,482	384,408	396,236

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2023	2022
Total current assets	$992,410	$900,425
Net property, plant, and equipment	9,655,016	8,541,600
Other assets	1,824,181	1,829,603
Total assets	$12,471,607	$11,271,628
Total current liabilities	$1,304,056	$903,857
Long-term debt	7,283,556	6,569,582
Asset retirement obligations	359,185	290,021
Other liabilities	495,680	400,053
Total liabilities	9,442,477	8,163,513
Equity and partners’ capital
Common units (379,519,983 and 384,070,984 units issued and outstanding at December 31, 2023 and 2022, respectively)	2,894,231	2,969,604
General partner units (9,060,641 units issued and outstanding at December 31, 2023 and 2022)	3,193	2,105
Noncontrolling interests	131,706	136,406
Total liabilities, equity, and partners’ capital	$12,471,607	$11,271,628

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2023	2022
Cash flows from operating activities
Net income (loss)	$1,048,007	$1,251,456
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	600,668	582,365
Long-lived asset and other impairments	52,884	20,585
(Gain) loss on divestiture and other, net	10,102	(103,676)
(Gain) loss on early extinguishment of debt	(15,378)	(91)
Change in other items, net	(34,949)	(49,213)
Net cash provided by operating activities	$1,661,334	$1,701,426
Cash flows from investing activities
Capital expenditures	$(735,080)	$(487,228)
Acquisitions from third parties	(877,746)	(40,127)
Contributions to equity investments - related parties	(1,153)	(9,632)
Distributions from equity investments in excess of cumulative earnings – related parties	39,104	63,897
Proceeds from the sale of assets to related parties	—	200
Proceeds from the sale of assets to third parties	(87)	264,121
(Increase) decrease in materials and supplies inventory and other	(32,329)	(9,468)
Net cash used in investing activities	$(1,607,291)	$(218,237)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$2,448,733	$1,389,010
Repayments of debt	(1,967,928)	(1,518,548)
Commercial paper borrowings (repayments), net	609,916	—
Increase (decrease) in outstanding checks	3,516	2,206
Distributions to Partnership unitholders	(978,430)	(735,755)
Distributions to Chipeta noncontrolling interest owner	(7,641)	(10,736)
Distributions to noncontrolling interest owner of WES Operating	(22,850)	(24,898)
Net contributions from (distributions to) related parties	—	1,423
Unit repurchases	(134,602)	(487,590)
Other	(18,626)	(13,644)
Net cash provided by (used in) financing activities	$(67,912)	$(1,398,532)
Net increase (decrease) in cash and cash equivalents	$(13,869)	$84,657
Cash and cash equivalents at beginning of period	286,656	201,999
Cash and cash equivalents at end of period	$272,787	$286,656

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended		Year Ended
thousands	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$858,208	$776,013	$3,106,476	$3,251,721
Less:
Cost of product	40,803	27,590	164,598	420,900
Depreciation and amortization	165,187	147,363	600,668	582,365
Gross margin	652,218	601,060	2,341,210	2,248,456
Add:
Distributions from equity investments	46,661	41,562	194,273	250,050
Depreciation and amortization	165,187	147,363	600,668	582,365
Less:
Reimbursed electricity-related charges recorded as revenues	25,273	29,981	102,109	81,764
Adjusted gross margin attributable to noncontrolling interests (1)	19,412	18,095	70,195	73,632
Adjusted gross margin	$819,381	$741,909	$2,963,847	$2,925,475

Gross margin
Gross margin for natural-gas assets (2)	$484,688	$450,130	$1,738,125	$1,676,732
Gross margin for crude-oil and NGLs assets (2)	103,228	87,911	368,444	346,406
Gross margin for produced-water assets (2)	70,509	70,353	259,541	245,274
Adjusted gross margin
Adjusted gross margin for natural-gas assets	$579,278	$518,765	$2,067,528	$2,031,600
Adjusted gross margin for crude-oil and NGLs assets	157,048	139,430	589,091	607,769
Adjusted gross margin for produced-water assets	83,055	83,714	307,228	286,106
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended		Year Ended
thousands	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$295,752	$284,398	$1,048,007	$1,251,456
Add:
Distributions from equity investments	46,661	41,562	194,273	250,050
Non-cash equity-based compensation expense	9,970	7,171	32,005	27,783
Interest expense	97,622	82,754	348,228	333,939
Income tax expense	1,405	905	4,385	4,187
Depreciation and amortization	165,187	147,363	600,668	582,365
Impairments	4	245	52,884	20,585
Other expense	71	1,269	1,739	555
Less:
Gain (loss) on divestiture and other, net	(6,434)	(1,480)	(10,102)	103,676
Gain (loss) on early extinguishment of debt	—	8,565	15,378	91
Equity income, net – related parties	36,120	35,494	152,959	183,483
Other income	2,862	27	6,976	1,648
Adjusted EBITDA attributable to noncontrolling interests (1)	13,459	12,134	48,345	54,049
Adjusted EBITDA	$570,665	$510,927	$2,068,633	$2,127,973
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$473,300	$394,787	$1,661,334	$1,701,426
Interest (income) expense, net	97,622	82,754	348,228	333,939
Accretion and amortization of long-term obligations, net	(2,174)	(1,882)	(8,151)	(7,142)
Current income tax expense (benefit)	1,315	806	3,341	2,188
Other (income) expense, net	(2,862)	1,270	(5,679)	(1,603)
Distributions from equity investments in excess of cumulative earnings – related parties	7,389	8,536	39,104	63,897
Changes in assets and liabilities:
Accounts receivable, net	17,773	60,614	78,346	116,296
Accounts and imbalance payables and accrued liabilities, net	(19,021)	(12,535)	68,019	7,812
Other items, net	10,782	(11,289)	(67,564)	(34,791)
Adjusted EBITDA attributable to noncontrolling interests (1)	(13,459)	(12,134)	(48,345)	(54,049)
Adjusted EBITDA	$570,665	$510,927	$2,068,633	$2,127,973
Cash flow information
Net cash provided by operating activities	$473,300	$394,787	$1,661,334	$1,701,426
Net cash used in investing activities	(1,068,707)	(207,916)	(1,607,291)	(218,237)
Net cash provided by (used in) financing activities	378,700	88,670	(67,912)	(1,398,532)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended		Year Ended
thousands	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$473,300	$394,787	$1,661,334	$1,701,426
Less:
Capital expenditures	198,653	201,857	735,080	487,228
Contributions to equity investments – related parties	—	1,021	1,153	9,632
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	7,389	8,536	39,104	63,897
Free cash flow	$282,036	$200,445	$964,205	$1,268,463
Cash flow information
Net cash provided by operating activities	$473,300	$394,787	$1,661,334	$1,701,426
Net cash used in investing activities	(1,068,707)	(207,916)	(1,607,291)	(218,237)
Net cash provided by (used in) financing activities	378,700	88,670	(67,912)	(1,398,532)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	516	457	435	409
Processing	4,043	3,699	3,692	3,474
Equity investments (1)	489	495	466	483
Total throughput	5,048	4,651	4,593	4,366
Throughput attributable to noncontrolling interests (2)	172	167	161	156
Total throughput attributable to WES for natural-gas assets	4,876	4,484	4,432	4,210
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	368	334	332	317
Equity investments (1)	347	347	333	373
Total throughput	715	681	665	690
Throughput attributable to noncontrolling interests (2)	13	14	13	14
Total throughput attributable to WES for crude-oil and NGLs assets	702	667	652	676
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	1,076	1,101	1,029	853
Throughput attributable to noncontrolling interests (2)	22	22	20	17
Total throughput attributable to WES for produced-water assets	1,054	1,079	1,009	836
Per-Mcf Gross margin for natural-gas assets (3)	$1.04	$1.05	$1.04	$1.05
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	1.57	1.40	1.52	1.38
Per-Bbl Gross margin for produced-water assets (3)	0.71	0.69	0.69	0.79

Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.29	$1.26	$1.28	$1.32
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (4)	2.43	2.27	2.48	2.46
Per-Bbl Adjusted gross margin for produced-water assets (4)	0.86	0.84	0.83	0.94
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)For all periods presented, includes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	Inc/ (Dec)	December 31, 2023	December 31, 2022	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Operated
Delaware Basin	1,704	1,674	2%	1,635	1,470	11%
DJ Basin	1,341	1,331	1%	1,322	1,331	(1)%
Powder River Basin	369	40	NM	120	33	NM
Other	998	990	1%	930	914	2%
Total operated throughput for natural-gas assets	4,412	4,035	9%	4,007	3,748	7%
Non-operated
Equity investments	489	495	(1)%	466	483	(4)%
Other	147	121	21%	120	135	(11)%
Total non-operated throughput for natural-gas assets	636	616	3%	586	618	(5)%
Total throughput for natural-gas assets	5,048	4,651	9%	4,593	4,366	5%
Throughput for crude-oil and NGLs assets (MBbls/d)
Operated
Delaware Basin	225	220	2%	214	198	8%
DJ Basin	81	68	19%	71	82	(13)%
Powder River Basin	20	—	100%	5	—	100%
Other	42	46	(9)%	42	37	14%
Total operated throughput for crude-oil and NGLs assets	368	334	10%	332	317	5%
Non-operated
Equity investments	347	347	—%	333	373	(11)%
Total non-operated throughput for crude-oil and NGLs assets	347	347	—%	333	373	(11)%
Total throughput for crude-oil and NGLs assets	715	681	5%	665	690	(4)%
Throughput for produced-water assets (MBbls/d)
Operated
Delaware Basin	1,076	1,101	(2)%	1,029	853	21%
Total operated throughput for produced-water assets	1,076	1,101	(2)%	1,029	853	21%
NM—Not meaningful